UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026

Celcuity Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38207	No. 82-2863566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Campus Drive, Suite 140

Minneapolis, Minnesota 55441

(Address of Principal Executive Offices and Zip Code)

(763) 392-0123

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CELC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On August 26, 2026, Celcuity Inc. (the "Company") issued a press release announcing the submission of its supplemental New Drug Application (“sNDA”) to the U.S. Food and Drug Administration (“FDA”) for REVTORPYK™ (gedatolisib) for the treatment of patients with hormone receptor-positive (“HR+”), human epidermal growth factor receptor 2-negative (“HER2-”), locally advanced or metastatic breast cancer ("ABC") with a PIK3CA mutation, following progression on or after treatment with at least one line of endocrine therapy. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including the accompanying exhibits, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01 Other Events.

On August 26, 2026, the Company issued a press release announcing the submission of its sNDA to the FDA for REVTORPYK for the treatment of patients with HR+/HER2- ABC with a PIK3CA mutation, following progression on or after treatment with at least one line of endocrine therapy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated August 26, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2026

CELCUITY INC.

By	/s/ Brian F. Sullivan
Brian F. Sullivan
Chief Executive Officer